UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2026

KYNTRA BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36740	77-0357827
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Bay Street Suite 100 #6009
San Francisco, California		94133
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 978-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	KYNB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2026 annual meeting of stockholders of Kyntra Bio, Inc. (“Kyntra Bio” or the “Company”) held on June 12, 2026, the stockholders voted on the three proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the 2026 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 27, 2026. The results of the matters voted upon at the meeting were:

(1)

The Class III director nominee, Michael Kauffman, M.D., Ph.D., was elected to hold office until the Company’s 2029 annual meeting of stockholders. The director received 96.04% of the shares voting: 1,239,169 shares of Common Stock voted for, 0 against, 51,081 withheld, and 1,444,428 broker non-votes.

The term of office of Class I directors Thane Wettig, James A. Schoeneck, and Maykin Ho, Ph.D. continues until the Company’s 2027 annual meeting of stockholders. The term of office of Class II director Jeffrey L. Edwards continues until the Company’s 2028 annual meeting of stockholders.

(2)

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the 2026 definitive proxy statement filed on April 27, 2026: 1,242,005 shares of Common Stock voted for, 23,606 against, 24,639 abstaining, and 1,444,428 broker non-votes.

(3)

The stockholders ratified the selection of PricewaterhouseCoopers LLP, by the Audit Committee of the Kyntra Bio board of directors, as the independent registered public accounting firm of the Company for the year ending December 31, 2026: 2,712,825 shares of Common Stock voted for, 14,392 against, and 7,461 abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KYNTRA BIO, INC.

Date:	June 15, 2026	By:	/s/ John Alden
John Alden General Counsel